Exhibit 10.1
ASSUMPTION AGREEMENT
          This Assumption Agreement (the “Assumption Agreement”) is dated as of the Effective Date set forth below and is entered into by and between PNC Bank, National Association, successor to National City Bank, as administrative agent for the Lenders (as defined in the Credit Agreement (as hereinafter defined)) (in such capacity, the “Administrative Agent”) and Wells Fargo Bank, National Association (the “Assuming Bank”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assuming Bank. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assumption Agreement as if set forth herein in full.
          Pursuant to the terms and provisions of Section 2.17 of the Credit Agreement, RTI International Metals, Inc., an Ohio corporation (the “Borrower”), has requested that the aggregate amount of the Revolving Credit Commitments be increased by an amount equal to Twenty-Five Million and 00/100 Dollars ($25,000,000.00) (the “Requested Increase”) and no existing Lender has agreed to participate in such Requested Increase. Accordingly, pursuant to Section 2.17(c) of the Credit Agreement, the Borrower has extended an offer to the Assuming Bank to provide the entire amount of the Requested Increase and the Assuming Bank has agreed to provide the entire amount of the Requested Increase. Therefore, the Assuming Bank hereby irrevocably agrees to provide the entire amount of the Requested Increase, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below. By agreeing to provide the entire amount of the Requested Increase, the Assuming Bank is entitled and/or subject to, as applicable, all of the rights and obligations of a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities) and to the extent permitted to be assumed under applicable law, all claims, suits, causes of action and any other right of a Lender against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations set forth above (the rights and obligations set forth above being referred to herein collectively as, the “Assumed Interest”).

1.	Assuming Bank:	Wells Fargo Bank, National Association

2.	Borrower:	RTI International Metals, Inc., an Ohio corporation

3.	Administrative Agent:	PNC Bank, National Association, as the administrative agent under the Credit Agreement

4.	Credit Agreement:	First Amended and Restated Credit Agreement, dated as of September 8, 2008, among the Borrower, the Lenders parties thereto and the Administrative Agent, as amended by that certain: (i) First Amendment to First Amended and Restated Credit Agreement, dated September 18, 2009, by and among the Borrower, the Lenders, the Administrative Agent, the Documentation Agent and the Syndication Agent; and (ii) Second Amendment to First Amended and Restated Credit Agreement, dated January 19, 2010, by and among the Borrower, the Lenders, the Administrative Agent, the Documentation Agent and the Syndication Agent,
5.	Assumed Interest:

	Aggregate Amount of	Amount of Revolving
	Revolving Credit	Credit Commitment
	Commitment/	Assumed pursuant to	Percentage Assumed
	Revolving Loans for	Section 2.17 of the	of Revolving Credit
Assuming Bank	all Lenders	Credit Agreement	Commitment
Wells Fargo Bank, National Association	$225,000,000.00	$25,000,000.00	11.111111111%
Effective Date: March 1, 2010
The terms set forth in this Assumption Agreement are hereby agreed to:

ADMINISTRATIVE AGENT PNC BANK, NATIONAL ASSOCIATION
By:	/s/ Susan Dimmick
Title: Senior Vice President

ASSUMING BANK WELLS FARGO BANK, NATIONAL ASSOCIATION
By:	/s/ Jay Bianchin
Title: Vice President

Consented to:

RTI INTERNATIONAL METALS, INC., as Borrower
By	/s/ Roseanne S. Potter
Title: Treasurer

ANNEX 1
RTI INTERNATIONAL METALS, INC.
FIRST AMENDED AND RESTATED CREDIT AGREEMENT
STANDARD TERMS AND CONDITIONS FOR
ASSUMPTION
          1. Representations and Warranties.
          1.1 Administrative Agent. The Administrative Agent assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
          1.2. Assuming Bank. The Assuming Bank (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assumption Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assumed Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assumption Agreement on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assumption Agreement is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assuming Bank; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
          2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assumed Interest (including payments of principal, interest, fees and other amounts) to the Assuming Bank.
          3. General Provisions. This Assumption Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This

Assumption Agreement may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assumption Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Assumption Agreement. This Assumption Agreement shall be governed by, and construed in accordance with, the law of the State of New York.